As filed with the Securities and Exchange Commission on July __, 2002 Registration No. 333-_________

 ===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 SYNOPSYS, INC.
             (Exact name of registrant as specified in its charter)

                               DELAWARE 56-1546236
         (State or other jurisdiction (IRS Employer Identification No.)
                        of incorporation or organization)

                            700 EAST MIDDLEFIELD ROAD
                         MOUNTAIN VIEW, CALIFORNIA 94043
               (Address of principal executive offices) (Zip Code)


                       1998 NONSTATUTORY STOCK OPTION PLAN

                            (Full title of the Plan)


                                 AART J. DE GEUS
                             CHIEF EXECUTIVE OFFICER
                                 SYNOPSYS, INC.
                            700 EAST MIDDLEFIELD ROAD
                         MOUNTAIN VIEW, CALIFORNIA 94043
                     (Name and address of agent for service)
                                 (650) 584-5000
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

  ==============================================================================

                                                                     Proposed             Proposed
                Title of                                             Maximum              Maximum
               Securities                       Amount               Offering             Aggregate             Amount of
                  to be                         to be                 Price               Offering           Registration
               Registered                   Registered (1)        Per Share (2)           Price(2)             Fee (2)(3)
               ----------                   --------------        -------------           ---------          --------------
  Common Stock, $0.01 par value, to be
  issued under the 1998 Nonstatutory
  Stock Option Plan:                       2,526,760 shares          $40.99             $103,571,890             $9,529


 ===============================================================================
(1) Pursuant to Rule 429 under the Securities Act of 1933, as amended (the "1933 Act") the prospectus relating hereto also relates to shares registered under Form S-8 Registration Statements 333-56170, 333-90643, 333-84279, 333-77597, 333-50947, 333-45056, 333-32130, 333-38810,
         333-63216, 333-71056 and 333-77000. This Registration Statement shall also cover any additional shares of Registrant's Common Stock which become issuable under the Synopsys, Inc. 1998 Nonstatutory Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.


(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as on the basis of the high and low selling price per share of the Registrant's Common Stock on July 25, 2002 as reported on the Nasdaq National Market.


(3) The Registrant filed a registration statement on Form S-4 (Registration No. 333-75638) on December 21, 2001 (the "Form S-4"), to register certain shares of its common stock in connection with the transaction described therein. The filing fee remitted for the S-4 was $209,040.53. Subsequently, the Commission issued Fee Rate Advisory No. 8 on January 16, 2002, which retroactively reduced Securities Act filing fees. As a result, the Registrant now has a credit of $128,573 with the Commission. The registration fee for this registration statement is being offset against such credit.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

                  Synopsys, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended October 31, 2001 filed with the Commission on January 25, 2002 (as amended on Form 10-K/A filed with the Commission on March 1, 2002), pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act");

         (b) The Registrant's Quarterly Reports on Form 10-Q for the quarter ended January 31, 2002 and April 30, 2002 filed with the Commission on March 18, 2002 and June 17, 2002;

         (c) The Registrant's Current Report on Form 8-K filed with the Commission on December 5, 2001, May 7, 2002 and June 6, 2002;

         (d) The Registrant's Registration Statement on Form 8-A, filed with Commission on January 24, 1992, pursuant to Section 12(g) of the 1934 Act, in which there is described the terms, rights and provisions applicable to the Registrant's Common Stock; and

         (e) The Registrant's Registration Statement on Form 8-A, filed with the Commission on October 31, 1997, pursuant to Section 12(g) of the 1934 Act, and as amended on Form 8-A/A on December 13, 1999 and April 10, 2000 in which there is described the terms, rights and provisions applicable to the Registrant's Preferred Share Purchase Rights.

                  All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  DESCRIPTION OF SECURITIES

                  Not Applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

                  Not Applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

                  Article X of the Registrant's Restated Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware Law.

                  Article VII of the Registrant's Bylaws provides for the indemnification of officers, directors and third parties to the fullest extent permissible under Delaware Law, which provisions are deemed to be a contract between the Registrant and each director and officer who serves in such capacity while such bylaw is in effect.

                  The Registrant has entered into indemnification agreements with its directors and executive officers, in addition to the indemnification provided for in the Registrant's Bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future. The Registrant has also obtained liability insurance for the benefit of its directors and officers.


Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

                  Not Applicable.

Item 8.  EXHIBITS

EXHIBIT NUMBER             EXHIBIT

 4.1                     Instruments Defining the Rights of Stockholders.*
 5.1                     Opinion of counsel
 10.1                    1998 Nonstatutory Stock Option Plan**
 23.1                    Consent of KPMG LLP, Independent Auditors
 23.2                    Consent of counsel is contained in Exhibit 5.1
 24.1 Power of Attorney. Reference is made to page II-4 of this Registration Statement


   --------------------------------
   * Reference is made to the Registrant's Registration Statements on Form 8-A, including the exhibits thereto, incorporated herein by reference pursuant to Items 3(d) and 3(e) of this Registration Statement. **Incorporated by reference to exhibit to the Registrant's Registration Statement of Form S-8 (File No. 333-90643) as filed with the Securities and Exchange Commission on November 9, 1999.


Item 9.  UNDERTAKINGS

                  A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; PROVIDED, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.



                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California on this 30th day of July, 2002.

                                             SYNOPSYS, INC.



                                      By: /S/ Aart J. de Geus
                                          Aart J. de Geus
                                          Chief Executive Officer

                                POWER OF ATTORNEY

                  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Aart J. de Geus and Robert B. Henske, and each of them, as such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue thereof.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

SIGNATURE                 TITLE                                    DATE




/S/ Aart J. de Geus       Chief Executive Officer                  July 30, 2002
Aart J. de Geus           (Principal Executive Officer) and
                          Chairman of the Board of Directors



/S/ Chi-Foon Chan         President, Chief Operating Officer       July 30, 2002
Chi-Foon Chan             and Director




/S/ Robert B. Henske      Chief Financial Officer                  July 30, 2002
Robert B. Henske          (Principal Financial Officer)




/S/ Richard Rowley        Corporate Controller                     July 30, 2002
Richard Rowley            (Principal Accounting Officer)




/S/ Andy D. Bryant        Director                                 July 30, 2002
Andy D. Bryant



/S/ Deborah A. Coleman    Director                                 July 30, 2002
Deborah A. Coleman




/S/ Bruce R. Chizen       Director                                 July 30, 2002
Bruce R. Chizen




/S/ A. Richard Newton     Director                                 July 30, 2002
A. Richard Newton




/S/ Sasson Somekh         Director                                 July 30, 2002
Sasson Somekh




/S/ Steven C. Walske      Director                                 July 30, 2002
Steven C. Walske

                                  EXHIBIT INDEX

EXHIBIT NUMBER             EXHIBIT

  4.1                     Instruments Defining the Rights of Stockholders.*
  5.1                     Opinion of counsel
  10.1                    1998 Nonstatutory Stock Option Plan**
  23.1                    Consent of KPMG LLP, Independent Auditors
  23.2                    Consent of counsel is contained in Exhibit 5.1
  24.1 Power of Attorney. Reference is made to page II-4 of this Registration Statement


   --------------------------------
   * Reference is made to the Registrant's Registration Statements on Form 8-A, including the exhibits thereto, incorporated herein by reference pursuant to Items 3(d) and 3(e) of this Registration Statement.
   **Incorporated by reference to exhibit to the Registrant's Registration Statement of Form S-8(File No. 333- 90643) as filed with the Securities and Exchange Commission on November 9, 1999

                                                                     EXHIBIT 5.1

                                                                   July 30, 2002


Synopsys, Inc.
700 E. Middlefield Road
Mountain View, CA  94043


                  Re: Synopsys, Inc. - Registration Statement for Offering of 2,526,760 Shares of Common Stock

Dear Ladies and Gentlemen:

                  I have acted as counsel to Synopsys, Inc., a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 2,526,760 shares of the Company's common stock reserved for issuance under the Company's 1998 Nonstatutory Stock Option Plan (the "Option Plan").

                  This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

                  I have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the establishment and amendment of the Option Plan. Based on such review, I am of the opinion that, if, as and when the shares of the Company's common stock are issued and sold (and the consideration therefor received) pursuant to the provisions of stock option agreements duly authorized under the Option Plan and in accordance with the Registration Statement, such shares will be duly authorized, legally issued, fully paid and nonassessable.

                  I consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.




                                Very truly yours,

                                /s/ Christopher K. Sadeghian


                                Christopher K. Sadeghian
                                Senior Corporate Counsel
                                Synopsys, Inc.

                                                                    Exhibit 23.1

                   CONSENT OF KPMG LLP, INDEPENDENT AUDITORS

The Board of Directors
Synopsys, Inc.:

We consent to incorporation herein of our report dated November 20, 2001, except as to Notes 9 and 11, which are as of December 20, 2001, relating to the consolidated balance sheets of Synopsys, Inc. and subsidiaries as of October 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity and comprehensive income, and cash flows for each of the years in the two-year period ended October 31, 2001, the one-month period ended October 31, 1999, and the year ended September 30, 1999, and of our related report dated November 20, 2001, relating to the consolidated financial statement schedule, which reports appear in the annual report on Form 10-K of Synopsys, Inc.




Mountain View, California
July 25, 2002